Exhibit 99.1

Hess Reports Estimated Results for the First Quarter of 2008

First Quarter Highlights:

  Net Income was $759 million compared with $370 million in first quarter 2007
  Cash flows from operations were $1,176 million compared with $639 million in first quarter 2007
  Oil and gas production was 391,000 barrels per day, up from 382,000 in first quarter 2007
  Debt to capitalization ratio decreased to 26.9 percent at March 31, 2008, from 28.9 percent at December 31, 2007

NEW YORK--(BUSINESS WIRE)--Hess Corporation (NYSE: HES) reported net income of $759 million for the first quarter of 2008 compared with net income of $370 million for the first quarter of 2007. The after-tax results by major operating activity were as follows:

	Three months ended
	March 31 (unaudited)
	2008	2007
	(In millions, except per share amounts)
Exploration and Production	$824	$340
Marketing and Refining	16	101
Corporate	(39)	(31)
Interest expense	(42)	(40)

Net income	$759	$370

Net income per share (diluted)	$2.34	$1.17

Weighted average number of shares (diluted)	323.8	317.3

Exploration and Production earnings were $824 million in the first quarter of 2008 compared with $340 million in the first quarter of 2007. The Corporation’s oil and gas production, on a barrel-of-oil equivalent basis, was 391,000 barrels per day in the first quarter of 2008, compared with 382,000 barrels per day in the first quarter of 2007. In the first quarter of 2008, the Corporation’s average worldwide crude oil selling price, including the effect of hedging, was $83.28 per barrel, an increase of $32.54 per barrel from the first quarter of 2007. The Corporation’s average worldwide natural gas selling price, including the effect of hedging, was $7.06 per Mcf in the first quarter of 2008, an increase of $2.06 per Mcf from the first quarter of 2007.

Marketing and Refining earnings were $16 million in the first quarter of 2008 compared with $101 million in the first quarter of 2007, primarily reflecting lower refining margins and trading results. Refining operations generated a loss of $3 million in the first quarter of 2008 compared with earnings of $54 million in the first quarter of 2007. Marketing earnings were $32 million in the first quarter of 2008 compared with $43 million in the first quarter of 2007. Trading activities produced a loss of $13 million in the first quarter of 2008 compared with income of $4 million in the first quarter of 2007.

Net cash provided by operating activities was $1,176 million in the first quarter of 2008 compared with $639 million in the first quarter of 2007. Capital and exploratory expenditures for the first quarter of 2008 amounted to $970 million, of which $938 million related to Exploration and Production operations. Capital and exploratory expenditures for the first quarter of 2007 amounted to $1,181 million, of which $1,159 million related to Exploration and Production operations.

At March 31, 2008, cash and cash equivalents totaled $902 million compared with $607 million at December 31, 2007. Total debt was $3,960 million at March 31, 2008 and $3,980 million at December 31, 2007. The Corporation’s debt to capitalization ratio at March 31, 2008 was 26.9 percent compared with 28.9 percent at the end of 2007.

Hess Corporation will review first quarter financial and operating results and other matters on a webcast at 10 a.m. today. For details on the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation, with headquarters in New York, is a leading global independent energy company engaged in the exploration for and production of crude oil and natural gas, as well as in refining and marketing refined petroleum products, natural gas and electricity. More information on Hess Corporation is available at www.hess.com.

Forward Looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES SUPPLEMENTAL FINANCIAL DATA (UNAUDITED) (IN MILLIONS OF DOLLARS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2008	2007	2007
Income Statement
Revenues and Non-operating Income
Sales (excluding excise taxes) and other operating revenues	$10,667	$7,319	$9,456
Equity in income (loss) of HOVENSA L.L.C.	(10)	56	20
Other, net	63	(1)	24

Total revenues and non-operating income	10,720	7,374	9,500

Costs and Expenses
Cost of products sold (excluding items shown separately below)	7,718	5,410	6,651
Production expenses	424	347	463
Marketing expenses	233	222	243
Exploration expenses, including dry holes and lease impairment	152	93	201
Other operating expenses	45	33	46
General and administrative expenses	152	131	208
Interest expense	67	64	71
Depreciation, depletion and amortization	452	327	530

Total costs and expenses	9,243	6,627	8,413

Income before income taxes	1,477	747	1,087
Provision for income taxes	718	377	577

Net income	$759	$370	$510

Supplemental Income Statement Information
Foreign currency gains (losses), after-tax	$11	$(4)	$1
Capitalized interest	1	15	1

Cash Flow Information
Net cash provided by operating activities (*)	$1,176	$639	$806

Capital and Exploratory Expenditures
Exploration and Production
United States	$415	$651	$291
International	523	508	577

Total Exploration and Production	938	1,159	868
Marketing, Refining and Corporate	32	22	46

Total Capital and Exploratory Expenditures	$970	$1,181	$914

Exploration expenses charged to income included above
United States	$62	$40	$43
International	59	35	66

	$121	$75	$109

(*) Includes changes in working capital

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES SUPPLEMENTAL FINANCIAL DATA (UNAUDITED) (IN MILLIONS OF DOLLARS)

	March 31,	December 31,
	2008	2007
Balance Sheet Information

Cash and cash equivalents	$902	$607
Other current assets	6,392	6,319
Investments	1,082	1,117
Property, plant and equipment – net	15,132	14,634
Other long-term assets	3,505	3,454
Total assets	$27,013	$26,131

Current maturities of long-term debt	$64	$62
Other current liabilities	7,882	7,962
Long-term debt	3,896	3,918
Other long-term liabilities	4,416	4,415
Stockholders' equity excluding other comprehensive income (loss)	12,407	11,615
Accumulated other comprehensive income (loss)	(1,652)	(1,841)
Total liabilities and stockholders' equity	$27,013	$26,131

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED) (IN MILLIONS OF DOLLARS)

	First Quarter 2008
	United
	States	International	Total
Sales and other operating revenues	$448	$2,159	$2,607
Non-operating income	10	37	47

Total revenues and non-operating income	458	2,196	2,654
Costs and expenses
Production expenses, including related taxes	70	354	424
Exploration expenses, including dry holes and lease impairment	83	69	152
General, administrative and other expenses	32	31	63
Depreciation, depletion and amortization	55	379	434

Total costs and expenses	240	833	1,073

Results of operations before income taxes	218	1,363	1,581
Provision for income taxes	84	673	757

Results of operations	$134	$690	$824

	First Quarter 2007
	United
	States	International	Total
Sales and other operating revenues	$241	$1,270	$1,511
Non-operating income (loss)	8	(14)	(6)

Total revenues and non-operating income	249	1,256	1,505
Costs and expenses
Production expenses, including related taxes	59	288	347
Exploration expenses, including dry holes and lease impairment	50	43	93
General, administrative and other expenses	33	24	57
Depreciation, depletion and amortization	37	272	309

Total costs and expenses	179	627	806

Results of operations before income taxes	70	629	699
Provision for income taxes	26	333	359

Results of operations	$44	$296	$340

	Fourth Quarter 2007
	United
	States	International	Total
Sales and other operating revenues	$401	$2,037	$2,438
Non-operating income (loss)	(1)	14	13

Total revenues and non-operating income	400	2,051	2,451
Costs and expenses
Production expenses, including related taxes	71	392	463
Exploration expenses, including dry holes and lease impairment	122	79	201
General, administrative and other expenses	36	38	74
Depreciation, depletion and amortization	58	454	512

Total costs and expenses	287	963	1,250

Results of operations before income taxes	113	1,088	1,201
Provision for income taxes	44	574	618

Results of operations	$69	$514	$583

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2008	2007	2007
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States	36	29	34
Europe	83	110	83
Africa	119	99	121
Asia and other	17	15	22
Total	255	253	260

Natural gas liquids - barrels
United States	11	9	11
Europe	4	7	5
Total	15	16	16

Natural gas - mcf
United States	93	90	91
Europe	296	348	290
Asia and other	342	243	300
Total	731	681	681
Barrels of oil equivalent	391	382	390

Average Selling Price
Crude oil - per barrel (including hedging)
United States	$92.59	$53.19	$86.22
Europe	82.29	51.32	74.00
Africa	78.83	48.17	72.85
Asia and other	96.53	56.44	86.30
Worldwide	83.28	50.74	76.11

Crude oil - per barrel (excluding hedging)
United States	$92.59	$53.19	$86.22
Europe	82.29	51.32	74.00
Africa	93.52	56.09	84.84
Asia and other	96.53	56.44	86.30
Worldwide	89.62	53.75	81.87

Natural gas liquids - per barrel
United States	$64.83	$42.44	$63.51
Europe	76.50	45.90	70.86
Worldwide	67.70	43.97	66.13

Natural gas - per mcf (including hedging)
United States	$8.53	$7.21	$6.47
Europe	8.96	4.74	8.92
Asia and other	5.01	4.56	5.13
Worldwide	7.06	5.00	6.93

Natural gas - per mcf (excluding hedging)
United States	$8.53	$7.21	$6.47
Europe	9.05	4.74	8.92
Asia and other	5.01	4.56	5.13
Worldwide	7.10	5.00	6.93

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES EXPLORATION AND PRODUCTION SUPPLEMENTAL HEDGING INFORMATION (UNAUDITED)

The following is a summary of the Corporation’s outstanding crude oil hedges at March 31, 2008:

	Brent Crude Oil(*)
	Average	Thousands
	Selling	of Barrels
	Price	per Day
Maturities
2008	$25.56	24
2009	25.54	24
2010	25.78	24
2011	26.37	24
2012	26.90	24

(*) There were no WTI crude oil hedges outstanding at March 31, 2008.

At March 31, 2008, the Corporation also had outstanding United Kingdom natural gas hedges of 50 thousand Mcf per day through October 2008 at an average selling price of approximately $10.65 per Mcf.

The after-tax losses from crude oil and natural gas hedges were $95 million in the first quarter of 2008. The after-tax losses from crude oil hedges were $39 million in the first quarter of 2007 and $89 million in the fourth quarter of 2007. At March 31, 2008, the after-tax deferred losses related to crude oil and natural gas hedges that were included in accumulated other comprehensive income amounted to $1.7 billion.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES MARKETING AND REFINING SUPPLEMENTAL FINANCIAL AND OPERATING DATA (UNAUDITED)

		First	First	Fourth
		Quarter	Quarter	Quarter
		2008	2007	2007
Financial Information (in millions of dollars)

Marketing and Refining Earnings
Income before income taxes		$21	$159	$51
Provision for income taxes		5	58	20
Marketing and Refining Earnings		$16	$101	$31

Summary of Marketing and Refining Earnings
Refining		$(3)	$54	$27
Marketing		32	43	19
Trading		(13)	4	(15)
Total Marketing and Refining Earnings		$16	$101	$31

Operating Data (barrels and gallons in thousands)

Refined Product Sales (barrels per day)
Gasoline		223	194	205
Distillates		168	174	163
Residuals		67	94	57
Other		37	29	37
Total		495	491	462

Refinery Throughput (barrels per day)
HOVENSA - Crude runs		446	470	488
HOVENSA - Hess 50% share		223	235	244
Port Reading		61	55	63

Refinery Utilization	Refinery Capacity
HOVENSA	(barrels per day)
Crude	500	89.1%	94.1%	97.6%
FCC	150	74.3%	93.2%	84.9%
Coker	58	91.5%	88.6%	99.3%
Port Reading	70(c)	87.1%	84.7%	96.3%

Retail Marketing
Number of retail stations (a)		1,367	1,345	1,371
Convenience store revenue (in millions of dollars) (b)		$239	$244	$255
Average gasoline volume per station (gallons per month) (b)		195	191	209

(a) Includes company operated, Wilco-Hess, dealer and branded retailer.
(b) Company operated only.
(c) Refinery utilization in 2007 is based on capacity of 65 thousand barrels per day.

CONTACT:
Hess Corporation
Investor:
Jay Wilson, 212-536-8940
or
Media:
Jon Pepper, 212-536-8550